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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                      BELLSOUTH TELECOMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


       Georgia                                                 58-0436120
------------------------                                -----------------------
(State of Incorporation)                                     (I.R.S. Employer
                                                         Identification Number)

           675 West Peachtree Street, N.E., Atlanta, Georgia      30375
           -------------------------------------------------     -------
                (Address of principal executive offices)       (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [x]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ]
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Securities to be registered pursuant to Section 12(b) of the Act:

                                        Name of each exchange
Title of each class                     on which each class is
to be so registered                     to be registered
-------------------                     -----------------------

$500,000,000 Principal Amount           New York Stock Exchange, Inc.
of 30 Year 6 3/8% Debentures,
due June 1, 2028

Securities to be registered pursuant to Section 12(g) of the Act:

                                 None


Item 1.  Description of Registrant's Securities to be Registered

$500,000,000 principal amount of 30 Year 6 3/8% Debentures, due June 1, 2028, to be issued under an indenture dated June 1, 1998 and a supplemental indenture dated June 1, 1998 between the Company and SunTrust Bank, Atlanta, Trustee (the "Debentures"). Reference is made to the form of such indenture, standard indenture provisions incorporated by reference therein, and the form of supplemental indenture, which are filed with the SEC as Exhibits 4, 4-a, and 4-b, respectively, to Registration Statement No. 33-63661, and the prospectus supplement dated June 1, 1998 and underlying prospectus dated June 1, 1998 under Registration Statement Nos. 33-63661 and 333-00649, which are filed with the SEC pursuant to Rule 424 of the Securities Act of 1933, as amended, all of which are incorporated herein and made a part hereof.

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Item 2.  Exhibits

The following is a list of exhibits provided herewith. A conformed copy of the executed indenture with standard indenture provisions incorporated by reference therein, a conformed copy of the executed supplemental indenture, and a prospectus supplement and the underlying prospectus have been provided to the New York Stock Exchange, Inc. as supporting documentation to the subsequent listing application relating to the Debentures.


2 Form of Indenture to be used by the Company to Issue Debt in Series (Exhibit 4 to Registration Statement No. 33-63661).

2-a Form of Supplemental Indenture to be used by the Company to Issue Debt in Series (Exhibit 4-b to Registration Statement
        No. 33-63661).

2-b BellSouth Telecommunications, Inc. Standard Indenture Provisions (1995-A Edition) (Exhibit 4-a to Registration Statement No. 33-63661).

2-c Prospectus Supplement dated June 1, 1998 to Prospectus dated June 1, 1998, relating to the Debentures (filed under Registration Statement No. 33-63661 and 333-00649).

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                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    BellSouth Telecommunications, Inc.



                                    By: /s/ F. Wayne French
                                       ------------------
                                       F. Wayne French
                                       Assistant Treasurer


June 2, 1998